GUARANTY AGREEMENT
                               ------------------

         THIS GUARANTY AGREEMENT ("Guaranty") is made as of the 10th day of February, 2003, by WOORI BANK, a Korean banking institution ("Guarantor"), in favor of NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation ("Seller"), and PANASIA BANK, NATIONAL ASSOCIATION, a national banking association ("Panasia").


                                   BACKGROUND
                                   ----------

         1. Seller owns directly all of the issued and outstanding shares (the "Shares") of capital stock of Panasia.

         2. Seller proposes to sell the Shares to Woori America Bank ("Buyer"), and Buyer proposes to buy the Shares from Seller, on the terms and conditions set forth in that certain Agreement between Seller and Buyer dated as of February 10, 2003 ("Agreement").

         3. Buyer is a wholly-owned subsidiary of Guarantor. Guarantor has a substantial, material and beneficial interest in the sale of the Shares by Seller to Buyer, and it is understood that the purpose of this Guaranty is to induce the sale of the Shares by Seller to Buyer.


                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the sale of the Shares by Seller to Buyer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound hereby, agrees as follows:

         1. Incorporation of Background. The Background section of this Guaranty is incorporated herein by reference and the matters set forth therein are true and correct.

         2. Obligation. Guarantor hereby irrevocably and unconditionally assures, covenants, warrants and guarantees to Seller and Panasia that it will make a capital contribution to Buyer as provided for in Section 5.05 of the Agreement and file all necessary applications with the regulatory authorities in the United States and the Republic of Korea for Buyer to consummate the purchase of the Shares from Seller.

         3. Unconditional Liability. Notwithstanding anything to the contrary contained in this Guaranty, the liability of Guarantor hereunder is absolute and unconditional and shall not be affected in any way by reason of (a) any failure by Seller or Panasia to

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retain or preserve any rights against any person or entity, including without limitation Buyer, or in any property of any nature whatsoever, or (b) the lack of prior enforcement of any right against any person or entity, including without limitation Buyer, or in any property of any nature whatsoever. To the extent permitted by law, Guarantor hereby waives any right to require, and the benefit of all laws now or hereafter in effect giving Guarantor the right to require, any such prior enforcement as aforesaid. Guarantor hereby agrees that any delay in enforcing or failure to enforce any such rights, or any delay in making demand on Guarantor for performance or payment of Guarantor's obligation hereunder shall in no way affect the liability of Guarantor hereunder.

         4. Waivers. Guarantor hereby waives all notices of any nature whatsoever with respect to this Guaranty and Buyer's liabilities to Seller or Panasia, including without limitation notice of the acceptance hereof and reliance hereon. Guarantor hereby waives the benefit of any and all laws now or hereafter in effect in any way limiting or restricting the liability of Guarantor hereunder including without limitation all defenses whatsoever to Guarantor's liability hereunder.

         5. Binding Agreement; Assignment. This Guaranty shall inure to the benefit of Seller and Panasia, and their respective successors and assigns, and shall be binding upon Guarantor and its successors and assigns. Guarantor may not assign this Guaranty without the prior written consent of both Seller and Panasia.

         6. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

         (a) If to Seller and Panasia, to:

                  National Penn Bancshares, Inc.
                  Panasia Bank, N.A.
                  Philadelphia and Reading Avenues
                  P.O. Box 547
                  Boyertown, Pennsylvania  19512-0547 U.S.A.

                  Attention:  Wayne R. Weidner
                              Chairman, President and CEO
                              National Penn Bancshares, Inc.

                  Telecopy No.:  610-369-6349

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                  with a copy to:

                  H. Anderson Ellsworth
                  Jay W. Waldman
                  Ellsworth, Carlton, Mixell & Waldman, P.C.
                  1105 Berkshire Boulevard
                  Suite 320
                  Wyomissing, Pennsylvania 19610

                  Telecopy No.:  610-371-9510

         (b) If to Guarantor, to:

                  Woori Bank
                  c/o Woori America Bank
                  1250 Broadway
                  New York, New York 10001

                  Attention:  Jay Seung Yoo
                              President and CEO

                  Telecopy No.:  212-736-5929

                  with a copy to:

                  Nelson K. Ahn
                  Sidley Austin Brown & Wood LLP
                  787 Seventh Avenue
                  New York, New York  10019

                  Telecopy No.:  212-839-5599

         7. Captions. The captions contained in this Guaranty are for reference purposes only and are not part of this Guaranty.

         8. Severability. If any provision of this Guaranty or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remainder of this Guaranty and the application of such provisions to other circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9. Governing Law. This Guaranty shall be governed by and construed in accordance with the domestic internal law of the State of New York, without regard to conflicts of laws principles.

         10. Specific Performance; Other Remedies. Guarantor agrees that irreparable damage would occur in the event that the provisions contained in this Guaranty were not performed in accordance with its specific terms or were otherwise breached. Guarantor accordingly agrees that Seller and Panasia shall

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be entitled to seek an injunction or injunctions to prevent breaches of this
Guaranty and to enforce specifically the terms and provisions of this Guaranty in any court of the United States or any state having jurisdiction, including those courts specifically identified in Section 11 of this Guaranty, this being in addition to any other rights or remedies available to Seller or Panasia at law or in equity.

         11. Consent to Jurisdiction; Service of Process. Guarantor irrevocably and unconditionally (a) agrees that any legal action or suit arising out of this Guaranty shall be brought and adjudicated in the Court of Common Pleas of Berks County, Pennsylvania, U.S.A., or in the United States District Court for the Eastern District of Pennsylvania, U.S.A.; (b) submits to the exclusive jurisdiction of either Court for the purpose of any such legal action or suit;
(c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such legal action or suit, any claim that such party is not subject to the jurisdiction of the said Court of Common Pleas or the said District Court, that such legal action or suit is brought in an inconvenient forum, or that the venue of such legal action or suit is improper; and (d) agrees that process in any such legal action or suit may be served by ordinary mail addressed to the last known address of Guarantor, anywhere in the world.

         12. Waiver of Jury Trial. Guarantor irrevocably and unconditionally agrees that any legal action or suit arising out of this Guaranty shall be tried only by a court and judge and not by a jury. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH LEGAL ACTION OR SUIT.

         IN WITNESS WHEREOF, WOORI BANK, as guarantor, has caused this Guaranty Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                   WOORI BANK



(Corporate Seal)                    By:/s/ Hyun Jin Jung
                                       -------------------------------
                                       Name:  Hyun Jin Jung
                                       Title: Head of Int'l Banking Group


                                 Attest:/s/ Ki Hoe Lee
                                        -------------------------------
                                        Name:  Ki Hoe Lee
                                        Title: Deputy General Manager/
                                               Int'l Banking Group

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